Exhibit 10.4      Settlement Agreement - Bruce Bachelor

                             AMENDMENT AGREEMENT TO
                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


This Amendment Agreement is made and entered into as part of the Settlement Agreement and Mutual Release made and entered into by and Emergency Filtration Products, Inc., a Nevada Corporation (hereinafter "EMFP") and Bruce Batchelor (hereinafter "Batchelor").

This Amendment Agreement is made with reference to the following facts:

     (a) On June 2, 2000 the parties executed the Settlement Agreement and Mutual Release to resolve all of their differences.

     (b) EMFP subsequently was financially unable to meet the obligation of the monthly payment to Batchelor and was declared by Batchelor to be in default according to the terms of the Agreement on July 5, 2001.

     (c) The parties wish to cure the default and to amend the Settlement Agreement and Mutual Release executed on June 2, 2000 by EMFP and Batchelor which shall remain in full effect with the following changes:

1. Obligation. The only remaining obligation that survives the execution of this Amendment Agreement to the Settlement Agreement and Mutual Release is the obligation by EMFP to issue shares of the common stock of EMFP to Batchelor. EMFP shall immediately issue to Batchelor 50,000 shares of common stock and register those shares through an S-8 Filing with Securities and Exchange Commission. In addition, EMFP shall immediately issue 185,000 restricted shares of common stock to Batchelor. Batchelor agrees that all principal and interest amounts due him under the terms of the prior agreement in Item 2 are paid in full by the 235,000 shares of the common stock of EMFP.

IN WITNESS HEREOF, the parties hereto have executed this Agreement effective as of the date indicated below.


Dated: Sept. 30________, 2001
                                             \s\ Bruce Batchelor
                                             ----------------------
                                             Bruce Batchelor


Dated: Sept 30_______, 2001                  Emergency Filtration Products, Inc.


                                             \s\ Douglas K. Beplate
                                             -----------------------------------
                                             Douglas K. Beplate, President